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                                                                    EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K for the year ended December 31, 1994 into the Company's previously filed Registration Statements on Form S-8 for the Company's Employee Stock Purchase Plan and Dividend Reinvestment and Stock Purchase Plan, and on Form S-3 for the Company's Customer Stock Purchase Plan and shelf registration.



                                              ARTHUR ANDERSEN LLP


Nashville, Tennessee,
  March 16, 1995